Exhibit 99.1

Kandi Technologies Announces Entry into Agreement for Registered Direct Placement of $60 Million of Common Stock and Warrants

JINHUA, China, Nov. 10, 2020 (GLOBE NEWSWIRE) -- Kandi Technologies Group, Inc. (the “Company” or “Kandi”) (NASDAQ GS: KNDI), today announced that it has entered into a securities purchase agreement with certain institutional investors for a registered direct placement of $60 million of common stock at a price of $6.38 per share. The Company will issue a total of 9,404,392 shares of common stock to the institutional investors. As part of the transaction, the Company will also issue to the investors warrants (“Warrants”) for the purchase of up to 3,761,756 shares of common stock at an exercise price of $8.18 per share, which Warrants will have a term of 30 months from the date of issuance but are not exercisable for the first six months.

The net proceeds from this offering will be used for general working corporate purposes.  The completion of the placement is expected to occur on or about November 12, 2020, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent for the transaction.

These securities are being offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. A shelf registration statement (SEC Filing No. 333-249585) relating to these securities has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on October 29, 2020. A prospectus supplement related to the offering will be filed with the SEC. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”) and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States and Fengsheng Automobile Technology Group Co., Ltd (formerly known as Kandi Electric Vehicles Group Co., Ltd., the “Affiliate Company”). Kandi Vehicles has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China’s leading automaker, jointly invested in the establishment of the Affiliate Company in order to develop, manufacture and sell pure electric vehicle (“EV”) products. Geely Group (including its affiliate) and Kandi Vehicles currently hold 78% and 22% of the equity interests in the Affiliate Company, respectively. The Affiliate Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,”“expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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For More Information:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

Phone: +1 (212) 551-3610

Email: IR@kandigroup.com

The Blueshirt Group

U.S.:

Mr. Gary Dvorchak

Email: gary@blueshirtgroup.com

China:

Ms. Susie Wang

Email: susie@blueshirtgroup.com